Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Jamba, Inc.:

We consent to the use of our report dated February 9, 2018, with respect to the consolidated balance sheet of Jamba, Inc. as of January 3, 2017, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the fiscal years ended January 3, 2017 and December 29, 2015, and the related financial statement schedule incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California

May 11, 2018